UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2015

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2015, Airgas, Inc. (the “Company”) issued a press release announcing that the Company has entered into a definitive agreement for L’Air Liquide, S.A. (“Air Liquide”) for the acquisition of the Company by Air Liquide in a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of November 17, 2015, by and among the Company, Air Liquide and AL Acquisition Corporation, an indirect wholly owned subsidiary of Air Liquide (the “Merger Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on November 17, 2015, the Company issued a memorandum to its employees concerning the Merger. A copy of the communication to employees is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Also on November 17, 2015, the Company issued a press release announcing that the Company had amended its stockholder rights plan. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

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Forward-Looking Statements

This disclosure on Form 8-K contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects,” and similar expressions. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain Company stockholder approval or the failure to satisfy any of the other closing conditions to the Merger, (3) the risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the Merger, (4) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (5) the impact of new environmental, healthcare, tax, accounting, and other regulations; the overall U.S. industrial economy; catastrophic events and/or severe weather conditions; and political and economic uncertainties associated with current world events. Additional risks are described under Item IA, “Risk Factors” in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K for the year ended March 31, 2015 filed on May 27, 2015 and in the Company’s subsequently filed Form 10-Qs. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Airgas, Inc. (“Airgas”) will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AIRGAS’ STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Airgas files with the SEC (when available) from the SEC’s website at www.sec.gov and Airgas’ website at http://investor.shareholder.com/arg/. In addition, the proxy statement and other documents filed by Airgas with the SEC (when available) may be obtained from Airgas free of charge by directing a request to Joseph Marczely, Manager, Investor Relations, Airgas, Inc., 259 N. Radnor-Chester Road, Radnor, PA 19087-5283, Phone: 610-263-8277.

Airgas and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Airgas stockholders with respect to the proposed acquisition of Airgas. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Airgas’ Annual Report on Form 10-K for the fiscal year ended March 31, 2015. Additional information regarding the interests of such individuals in the proposed acquisition of Airgas will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Airgas’ website at http://investor.shareholder.com/arg.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 17, 2015, relating to merger announcement

99.2	Memorandum to Employees, dated November 17, 2015

99.3	Press Release, dated November 17, 2015, relating to stockholder rights plan amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.

Date: November 17, 2015	By:	/s/ Thomas M. Smyth
	Name:	Thomas M. Smyth
	Title:	Vice President & Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 17, 2015

99.2	Memorandum to Employees, dated November 17, 2015

99.3	Press Relase, dated November 17, 2015, relating to stockholder rights plan amendment